================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            UNTIED MAGAZINE COMPANY
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                             UNITED MAGAZINE COMPANY

                               ------------------

                  NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 11, 1998


To the Shareholders of UNITED MAGAZINE COMPANY:

         The Annual Meeting of Shareholders of United Magazine Company (the "Company") will be held at the Holiday Inn, 2350 Westbelt Drive, Columbus, Ohio on Thursday, June 11, 1998, at 10:00 a.m., Daylight Savings Time, for the following purposes:

         1. To elect ten (10) directors, each to serve for a term of one year or until their successors are duly elected and qualified.

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on May 1, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                                         By Order of the Board of Directors,

                                         /s/ Ruth Hunter Smith

                                         Ruth Hunter Smith
                                         Secretary

Dublin, Ohio
May 26, 1998

                             UNITED MAGAZINE COMPANY


                                 PROXY STATEMENT

                       1998 ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 11, 1998


GENERAL INFORMATION
-------------------

         This Proxy Statement is furnished to the shareholders of United Magazine Company, an Ohio Corporation (the "Company" or "UNIMAG"), with principal executive offices located at 5131 Post Road, Dublin, Ohio 43017, in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies to be voted at the 1998 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Thursday, June 11, 1998, at the Holiday Inn, 2350 Westbelt Drive, Columbus, Ohio, and any adjournment thereof. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about May 27, 1998.

         Shareholders of record at the close of business on May 1, 1998 are entitled to notice of and to vote at the Annual Meeting. As of that date, there were 7,411,314 Common Shares of the Company, without par value (the "Common Shares"), issued and outstanding net of shares held in treasury. Each shareholder of record on May 1, 1998 is entitled to one vote per share with respect to all matters that may be brought before the Annual Meeting.

         All shares represented by properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the shareholder's directions specified on the proxy card. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares represented by such proxy will be voted in accordance with the recommendations of the Board of Directors, which are FOR the election of Ronald
E. Scherer, David B. Thompson, Eugene J. Alfonsi, Robert H. Monnaville, Jr., George R. Klein, Richard H. Stoll, Sr., Thaddeus A. Majerek, Nancy Stoll Lyman, William D. Parker and R.L. Richards as directors of the Company.

         Any shareholder returning the accompanying proxy has the power to revoke it at any time prior to its exercise by filing a written revocation with the Secretary of the Company, Ruth Hunter Smith, 5131 Post Road, Dublin, Ohio 43017, duly executing and delivering to the Secretary of the Company a proxy card bearing a later date, or by voting in person at the Annual Meeting.


                                     Remainder of Page Intentionally Left Blank.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS


NUMBER AND ELECTION OF DIRECTORS

         The Code of Regulations of the Company provides for a Board of Directors of thirteen (13), with each director to serve for a one-year term. Ten
(10) directors have been nominated for election to office by the current Board of Directors. Having the number of directors at thirteen (13) and electing ten
(10) directors will have the effect of creating three (3) vacancies. Vacancies on the Board of Directors may be filled by the directors, and it is contemplated that additional directors who bring special expertise and experience to the Company may be added between meetings of the shareholders.

         On February 9, 1998, a shareholders voting agreement among Ronald E. Scherer, Linda Scherer (Hayner) Talbott, Teddy Rysz, The Roger L. Scherer Trust F/B/O Ronald E. Scherer, The Roger L. Scherer Trust F/B/O Linda Hayner (Scherer) Talbott, Northern News Company, Wholesaler's Leasing Corp., George R. Klein, Stephanie Hamilton, Virginia Hiteshew, Nancy Stoll Lyman, Mary Oelerich, Francis
C. Stoll, James F. Stoll, John O. Stoll, III, Margaret M. Stoll, Richard H. Stoll, Jr., Richard H. Stoll, Sr., William Stoll, Suzanne Voss, Jeanine E. Gilbert, Anita M. Majerek, David W. Majerek, Jeffrey A. Majerek, Michael J. Majerek, Thaddeus A. Majerek, Thaddeus S. Majerek, Thomas E. Majerek, and Deborah A. Toman became effective. Pursuant to the terms of that agreement, the parties are required to vote for election to the Board of Directors of two (2) representatives of the Scherer Affiliates, two (2) Stoll representatives, one
(1) Michiana representative and two (2) Klein representatives. The two (2) Scherer Affiliate designees are Ronald E. Scherer and Eugene J. Alfonsi; the two
(2) Stoll designees are Richard H. Stoll, Sr. and Nancy Stoll Lyman; the Michiana designee is Thaddeus A. Majerek; and the two (2) Klein designees are George R. Klein and a Director to be designated by Mr. Klein after the Annual Meeting. This shareholders agreement could constitute a change in control of the Company to persons upon whom the parties agree.

         Ohio law and the Code of Regulations of the Company provide that, if notice in writing is given to the President, a Vice President or the Secretary of the Company by any shareholder not less than forty-eight (48) hours before the time fixed for the holding of the Annual Meeting, that such shareholder desires that voting for the election of directors be cumulative, and if announcement of the giving of such notice is made upon the convening of the Annual Meeting by the Chairman or Secretary by or on behalf of the shareholder giving such notice, each shareholder will have the right to cumulate his votes equal to the number of shares he owns multiplied by the number of directors to be elected. All of such votes may be cast for a single nominee or may be distributed among any two (2) or more nominees as such shareholder may desire. If cumulative voting is invoked, and unless contrary instructions are given by a shareholder who signs a proxy, all votes represented by such proxy will be divided evenly among the candidates nominated by the Board of Directors, except that if such distribution of votes should for any reason not be effective to elect all of the Board of Director's nominees, then such votes will be cast so as to maximize the number of the Board of Director's nominees elected to the Board of Directors.

         Nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes will not be counted in determining the votes cast in the election of Directors and will not have a positive or negative effect on the election.

NOMINEES FOR ELECTION

         It is intended that proxies that are executed, returned and not limited to the contrary will be voted in favor of electing the following as directors to hold office for a term expiring at the Annual Meeting of Shareholders to be held in 1998, or until their successors are elected and qualified. The Company has no reason to believe that any of the nominees named below will not stand for election or serve as a director. In the event any person nominated fails to stand for election, the proxies shall be voted for the election of such person or persons as shall be designated by the persons named in the proxy.

--------------------------------------------------------------------------------
Name                        Age     Principal Occupation     Director Since
----                        ---     --------------------     --------------
--------------------------------------------------------------------------------
Ronald E. Scherer            48     Corporate Executive            1989
--------------------------------------------------------------------------------
David B. Thompson            58     Corporate Executive            1988
--------------------------------------------------------------------------------
Robert H. Monnaville, Jr.    53     Corporate Executive            1995
--------------------------------------------------------------------------------
Eugene J. Alfonsi            61     Corporate Executive            1992
--------------------------------------------------------------------------------
George R. Klein              56     Corporate Executive            1997
--------------------------------------------------------------------------------
Thaddeus A. Majerek          48     Corporate Executive            1992
--------------------------------------------------------------------------------
Richard H. Stoll, Sr.        65     Retired                        1997
--------------------------------------------------------------------------------
Nancy Stoll Lyman            38     Corporate Executive            1997
--------------------------------------------------------------------------------
R.L. Richards                49     Corporate Executive            1997
--------------------------------------------------------------------------------
William D. Parker            61     Retired                        1997
--------------------------------------------------------------------------------


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held five (5) meetings in fiscal year 1997. Except for new directors George R. Klein, Richard H. Stoll, Sr., Nancy Stoll Lyman, William D. Parker and R.L. Richards, each current member of the Board of Directors attended or participated by telephone in one hundred percent (100%) of the fiscal year 1997 meetings of the Board of Directors. The Board also took written actions in lieu of a meeting, as provided by law in Ohio, on four (4) occasions in fiscal year 1997.

         In August, 1997, the Board of Directors created a Chairman's Committee, comprised of Ronald E. Scherer*, George R. Klein, William E. Parker and R.L. Richards; an Audit Committee, comprised of David B. Thompson*, George R. Klein, Robert H. Monnaville and R.L. Richards; a Legal Committee, comprised of Robert
H. Monnaville* and Eugene J. Alfonsi; an Operating Committee, comprised of David
B. Thompson*, Eugene J. Alfonsi, Thaddeus A. Majerek and Robert H. Monnaville; a Compensation Committee, comprised of Robert H. Monnaville*, Nancy Stoll Lyman and William E. Parker; and a Finance Committee, comprised of David B. Thompson*, Thaddeus A. Majerek and Richard H. Stoll, Sr. The Company does not have a committee whose functions include nominating Directors. The Chairman's Committee, Legal Committee, Operating Committee and Compensation Committee all met one (1) time during the last quarter of calendar year 1997. (*Asterisks denote Committee Chairman.)

DIRECTORS AND EXECUTIVE OFFICERS

         RONALD E. SCHERER, age 48, has been a member of the Board of Directors since 1989. Mr. Scherer was appointed President and Chief Executive Officer of the Company in August 1989, became Chairman of the Board of Directors in February 1992, and has acted in those capacities since his respective appointments. Mr. Scherer has also served as Chairman of the Board of Directors of Scherer Companies since 1982 and was appointed Senior Chairman of such Board of Directors in 1993. Other companies under Mr. Scherer's ownership, control or management have engaged in such businesses as real estate, manufacturing, pharmaceutical distribution, and data processing. Mr. Scherer is an executive officer and shareholder of the National Wholesale Drug Co., which filed a voluntary petition under Chapter 11 in the United States Bankruptcy Court for the Eastern District of Michigan in February 1993.

         DAVID B. THOMPSON, age 58, has been a member of the Board of Directors since 1988. He also was appointed Treasurer and Chief Financial Officer of the Company in August 1989, but ceased serving as Chief Financial Officer in December 1993. Additionally, Mr. Thompson, a Certified Public Accountant, was affiliated with Scherer Companies since 1973 when he was elected as a Director and appointed Treasurer and Chief Financial Officer. In 1993, Mr. Thompson became Chairman of the Board of Directors and Chief Executive Officer of Scherer Companies. Currently, Mr. Thompson is an officer and/or a director of a number of companies owned, controlled or managed by Mr. Scherer. Mr. Thompson graduated in 1963 with a BS degree in Accounting from the University of Detroit. Mr. Thompson is an executive officer of the National Wholesale Drug Co., which filed a voluntary petition under Chapter 11 in the United States Bankruptcy Court for the Eastern District of Michigan in February 1993.

         ROBERT H. MONNAVILLE, JR., age 53, has been a member of the Board of Directors of the Company since March of 1995. Mr. Monnaville has served as President of the Company since September of 1997. Mr. Monnaville was President of Service News Company, d/b/a Yankee News Company, one of the Company's subsidiaries, from March of 1995. From May, 1993 to March, 1995, Mr. Monnaville served as the General Manager of Yankee News Company. From September, 1992 to May, 1993, Mr. Monnaville served as the General Manager of National Wholesale Drug Co., a wholesale pharmaceutical distributor, and, again, from 1990 to July, 1992, Mr. Monnaville served as General Manager of Yankee News Company. Altogether, Mr. Monnaville has served in several executive capacities with the Company since 1982. Mr. Monnaville is a graduate of John Carroll University and has a law degree from Cleveland State University. Prior to joining Yankee News Company, Mr. Monnaville engaged in the practice of law as a labor attorney for United Technologies in Connecticut. Additionally, Mr. Monnaville serves on the Board of Directors of Blue Cross/Blue Shield of Connecticut.

         EUGENE J. ALFONSI, age 61, has been a member of the Board of Directors since 1992. Mr. Alfonsi currently is a Vice-President of the Company. Mr. Alfonsi was the President of the Periodical Division of Scherer Companies from 1986 to September 1993. In September 1993, Mr. Alfonsi was appointed as the President and Chief Operating Officer of Scherer. Prior to joining Scherer Companies in 1986, he owned and managed several wholesale periodical distribution companies, a business in which he has been employed for most of his adult life. Mr. Alfonsi graduated in 1963 with a B. A. degree in Economics and Finance from Milliken University in Illinois.

         GEORGE R. KLEIN, age 56, has been a member of the Board of Directors since September of 1997. Mr. Klein has been President of the Cleveland, Ohio Division of the Company since September of 1996. Mr. Klein was formerly Vice Chairman of The George R. Klein News Co., Central News Co. and Newspaper Sales, Inc. In addition, for over ten years, Mr. Klein has served as President and Chairman of the Executive Committee for East Texas Distributing Co., a magazine wholesaler located in Houston, Texas. Mr. Klein also has ownership interests in other magazine wholesale companies and in other companies including companies that provide real estate and management services to Klein. Mr. Klein is a graduate of Colorado College in 1964 with a Bachelor of Science degree and has an MBA from the University of Denver in 1965.

         THADDEUS A. MAJEREK, age 48, has been a member of the Board of Directors since 1992. Since 1997, Mr. Majerek has been Vice-President of Customer Corporate Relations of the Company. From 1988 to February of 1998, Mr. Majerek served as the President and Chief Executive Officer of Michiana News Service, Inc. in Niles, Michigan. Mr. Majerek graduated in 1974 with a BS degree in Business and Physical Education from Eastern Michigan University, and in 1989 with an MBA degree from the University of Notre Dame. Mr. Majerek has been active in the magazine distribution business since 1971. He has managed magazine distribution companies in Utah, Indiana, and Michigan.

         RICHARD H. STOLL, SR., age 65, has been a member of the Board of Directors since September of 1997. Mr. Stoll Sr. was the Chairman of the Board of Directors and Chief Executive Officer of The Stoll Companies and was employed by The Stoll Companies from July of 1954 to July of 1997. Mr. Stoll Sr. is a graduate of Colgate University in 1954 with a degree in history. Mr. Stoll is the father of Nancy Stoll Lyman.

         NANCY STOLL LYMAN, age 38, has been a member of the Board of Directors since September of 1997. Ms. Lyman was a Director of The Stoll Companies. Ms. Lyman is the Founder and Managing Consultant for the Executive Development Group, a management and consulting firm formed in 1991. Previously Ms. Lyman was the Manager of Management Training and Development at Merrill Lynch and an Associate with Morgan Stanley in the Fixed Income Division. Ms. Lyman is a Certified Public Accountant who graduated from Saint Mary's College in Notre Dame, Indiana, with a Bachelor of Business Administration degree, and from Boston College with an MBA. Mrs. Lyman is the daughter of Richard H. Stoll, Sr.

         R.L. RICHARDS, age 49, has been a member of the Board of Directors since September of 1997. For over ten (10) years, Mr. Richards has been a managing director of RDT Limited, a private investment company owned by R. David Thomas, a principal shareholder of the Company. Mr. Richards is also a member of KDR Limited. Mr. Richards has been employed by affiliates of Mr. Thomas since 1978. Mr. Richards is a graduate of Wittenberg University with a degree in economics and political science, and has a law degree from The Ohio State University. Mr. Richards serves as a director of Acceptance Insurance Companies
(NYSE), and of several non-public companies including Fifth Third Bank of Columbus, Inc. and Stanley Steemer International, Inc. Previously, Mr. Richards served as a director for Clinton Gas Systems, Inc. (OTC) and Orange Co. (NYSE).

         WILLIAM D. PARKER, age 61, has been a member of the Board of Directors since September, 1997. Mr. Parker is retired from The Kroger Company. From September of 1993 through January of 1997, Mr. Parker served as President of the Kroger Columbus Marketing Area. Prior to being named president of the Columbus area, Mr. Parker served five years as president of the Kroger Dallas and Memphis marketing areas. Mr. Parker served in numerous other merchandising and general operations positions during his forty-year tenure with Kroger, beginning in 1956. Mr. Parker has also served on over thirty public and private boards during his years as president of the Columbus and Dallas areas, with a strong emphasis on community service. Additionally, Mr. Parker has served as chairman for several charitable events in recent years.

OTHER EXECUTIVE OFFICER

         THOMAS L. GERLACHER, age 55, has served as Chief Financial Officer of the Company since December 1993. Since July 1992, Mr. Gerlacher has also served in other financial executive capacities at the Company's wholly owned subsidiaries. From December 1991 to July 1992, Mr. Gerlacher was employed as Chief Financial Officer of Team Logos Corporation. From 1987 through 1992, Mr. Gerlacher, who is a Certified Public Accountant, was President of CFO Resource Network Company. From 1976 through 1987, Mr. Gerlacher was employed as Vice President of Budgeting and Planning of Chemlawn, Inc. Mr. Gerlacher graduated in 1964 with a BS degree in Accounting from the University of Notre Dame and in 1967 with an MBA degree from The Ohio State University.


                                     Remainder of Page Intentionally Left Blank.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES, OFFICERS AND PRINCIPAL SHAREHOLDERS

TABLE FOR FIVE PERCENT (5%) SHAREHOLDERS
----------------------------------------


                                   Number of Shares of         Percentage of
Name and Address                   Common Stock                Common Stock
of Beneficial Owner                Beneficially Owned (1)      Outstanding (2)
------------------------------------------------------------------------------
Ronald E. Scherer                  1,814,501(3)(4)(5)          24.48%
Chairman of the Board
of Directors, President
and Chief Executive Officer
5131 Post Road
Dublin, OH 43017

Linda (Hayner) Scherer Talbott     1,279,451(5)                17.26%
5131 Post Road
Dublin, OH 43017

Roger L. Scherer Trust             1,245,450(5)                16.81%
F/B/O Ronald E. Scherer,
Dated June 14, 1979
5131 Post Road
Dublin, OH 43017

Roger L. Scherer Trust             1,245,450(5)                16.81%
F/B/O Linda Hayner (Scherer)
Talbott, Dated June 14, 1979
5131 Post Road
Dublin, OH 43017

R. David Thomas                      520,990(2)                 7.03%
One Bay Colony
Ft. Lauderdale, FL 33308

Richard H. Stoll, Sr.                421,750(4)(7)(8)           5.69%
Director
6477 Mill Ridge Road
Maumee, OH 43537

George R. Klein                    1,169,502(4)                15.78%
Director
1771 East 30th Street
Cleveland, OH 44114

Total                              3,926,743                   52.98%


                                     Remainder of Page Intentionally Left Blank.

TABLE FOR OFFICERS AND DIRECTORS


                                   Number of Shares of         Percentage of
Name and Address                   Common Stock                Common Stock
of Beneficial Owner                Beneficially Owned (1)      Outstanding (2)
------------------------------------------------------------------------------
Ronald E. Scherer                  1,814,501(3)(4)(5)          24.48%
Chairman of the Board
of Directors, President
and Chief Executive Officer
5131 Post Road
Dublin, OH 43017
                                       2,264(3)                  .03%
David B. Thompson
Director, Treasurer
5131 Post Road
Dublin, Ohio 43017

Eugene J. Alfonsi                      5,000                     .07%
Director
5131 Post Road
Dublin, Ohio 43017

Thaddeus A. Majerek                  279,212(4)(6)              3.77%
Director
2232 S. 11th Street
Niles, MI 49120

Robert H. Monnaville, Jr.             39,925                     .54%
Director
62 Harper Avenue
Waterbury, CT 06705

Thomas L. Gerlacher                    1,900                     .03%
Chief Financial Officer
5131 Post Road
Dublin, Ohio 43017

Nancy Stoll Lyman                    153,350(4)(7)(8)           2.07%
Director
203 N. Wabash, Suite 1504
Chicago, IL 60601

William D. Parker                          0                       0
Director
5131 Post Road
Dublin, Ohio  43017

Richard H. Stoll, Sr.                421,750(4)(7)(8)           5.69%
Director
6477 Mill Ridge Road
Maumee, Ohio 43537

                                   Number of Shares of         Percentage of
Name and Address                   Common Stock                Common Stock
of Beneficial Owner                Beneficially Owned (1)      Outstanding (2)
------------------------------------------------------------------------------
R.L. Richards                        188,907(2)                 2.55%
Director
5131 Post Road
Dublin, Ohio 43017

George R. Klein                    1,169,502(4)                15.78%
Director
1771 E. 30th Street
Cleveland, Ohio 44114

All Directors and Executive
Officers as a Group                4,076,311                   55.00%
(6 persons before the Annual
Meeting, 10 persons after the
Annual Meeting)

(1) Unless otherwise specified, the beneficial owners of the shares of Common Stock have sole voting and investment power over such shares.

(2) The total number of shares of Common Stock of the Company outstanding on the date hereof is 7,411,314 shares. Except as noted below, none of the executive officers, directors or holders of 5% or more of the Company's issued and outstanding Common Stock hold any options or warrants to acquire Common Stock. R. David Thomas and R.L. Richards own an interest in KDR, which received warrants to purchase 187,657 shares of the Common Stock of the Company at $12.00 per share. Accordingly, these warrants are reflected as beneficially owned by Mr. Thomas and Mr. Richards.

(3) The table does not include 58,900 shares of Common Stock of the Company held of record by RAP Diversified, Inc. ("RAP"), the sole shareholder of which is David B. Thompson, Trustee for a trust of which the children of Ronald E. Scherer are the beneficiaries. Mr. Scherer and Mr. Thompson disclaim any beneficial ownership of such shares.

         The table includes 144,476 (1.95%) shares of Common Stock of the Company received by Northern in the Exchange Transactions and 52,488 (0.71%) shares of Common Stock of the Company received by Wholesalers in the Exchange Transactions. Mr. Scherer has voting power over the shares of Common Stock of the Company held by these companies by virtue of his position as Chief Executive Officer of these Companies.

(4) All of such shares of Common Stock of the Company are subject to a shareholders' voting agreement dated as of October 9, 1996, among Ronald E. Scherer, certain of the Scherer Affiliates, the Stoll Shareholders, the Michiana Shareholders and the Klein Shareholder, pursuant to which they have agreed to act together in the election of directors of the Company until such time as all principal and interest on the Debentures have been paid in full. The parties to the agreement have agreed to vote for the election to the Board of Directors of two Scherer representatives, two Stoll representatives, one Michiana representative and two Klein representatives.

(5) 49.5% of the stock of OPD is owned by a trust established for the benefit of Ronald E. Scherer and his family, and 49.5% of the stock of OPD is owned by a trust established for the benefit of Linda Scherer Talbott, the sister of Ronald E. Scherer, and her family. The table reflects that both Ronald E. Scherer and Linda (Hayner) Scherer Talbott beneficially own these shares because each of them shares voting power over the shares held in such trust.

(6) Includes 279,212 (3.77%) shares of Common Stock of the Company owned by a trust over which Thaddeus A. Majerek shares voting power as one of the co-trustees. Does not include 290,609 (3.92%) shares of Common Stock of the Company owned by another family trust, over which Mr. Majerek disclaims any beneficial ownership.

(7) Does not include 1,955,418 (26.38%) shares of Common Stock of the Company held by other members of the Stoll family, over which Nancy Stoll Lyman disclaims any beneficial ownership.

(8) Does not include 1,687,018 (22.76%) shares of Common Stock of the Company held by other members of the Stoll family, over which Richard
         H. Stoll, Sr. disclaims any beneficial ownership.


                                     Remainder of Page Intentionally Left Blank.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION
----------------------

         The following table sets forth the compensation of the Company's Chief Executive Officer and the Company's four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of the most recently completed fiscal year.

SUMMARY COMPENSATION TABLE
--------------------------

                                                                                 Long Term Compensation
                                                                         -------------------------------------
                                          Annual Compensation                      Awards              Payouts
                                   ----------------------------------    -------------------------     -------
      (a)                (b)          (c)          (d)         (e)           (f)            (g)          (h)        (i)
                                                              Other                     Securities
                                                             Annual      Restricted       Under-                 All Other
                                                             Compen-        Stock          lying         LTIP     Compen-
Name and               Fiscal       Salary        Bonus      sation       Award(s)       Options/      Payouts     sation
Position(s)             Year          ($)          ($)         ($)           ($)         SAR's(#)        ($)        ($)
--------------------------------------------------------------------------------------------------------------------------
Ronald E. Scherer,      1997       $491,000       None       $235,000     None           None          None        None
Chairman of the         1996       $50,000        None       None         None           None          None        None
Board of Directors      1995       None           None       None         None           None          None        None
and Chief Executive
Officer(1)

David B. Thompson,      1997       $224,000       None       $75,000      None           None          None        None
Vice Chairman           1996       $37,000        None       None         None           None          None        None
and Treasurer(1)        1995       None           None       None         None           None          None        None

Robert H. Monnaville,   1997       $164,000       None       None         None           None          None
President(2)            1996       $130,000       None       None         None           None          None        None
                        1995       $52,000        None       None         None           None          None        $58,800

Eugene J. Alfonsi,      1997       $180,000       None       None         None           None          None        None
Senior Vice             1996       $32,500        None       None         None           None          None        None
President(1)            1995       None           None       None         None           None          None        None

George R. Klein,        1997       None           None       None         None           None          None        $527,000
Division President(3)   1996       None           None       None         None           None          None        None
                        1995       None           None       None         None           None          None        None

(1) Mr. Scherer, Mr. Thompson and Mr. Alfonsi, although executive officers of the Company, were not employees of the Company prior to July of 1996. Mr. Scherer, Mr. Thompson and Mr. Alfonsi were employed by Scherer Companies, and their services were provided to the Company pursuant to a management agreement between Scherer Companies and the Company. The employment contracts for Mr. Scherer, Mr. Thompson and Mr. Alfonsi became effective in September of 1997 following the Annual Meeting of Shareholders.

(2) During 1994 and part of 1995, Mr. Monnaville provided services to the Company as an independent contractor, for which he received consulting fees. He became an employee of the Company in April of 1995.

(3) In accordance with the terms of the Klein Exchange Agreement, the Company agreed that, following the acquisition of Klein, it would enter into employment agreements with certain employees of Klein. In addition, George R. Klein, elected as director of the Company, is president of Klein Management Company. Effective September of 1997, the Company entered into a management agreement with Mr. Klein for a three-year term, pursuant to which Mr. Klein and Klein Management Company will provide services to the Company. Klein Management Company is to receive an annual fee of $159,000, plus the reimbursement of employee benefits. During fiscal 1997, Klein Management Company received a management fee of $527,000.

EMPLOYMENT AGREEMENTS
---------------------

         The Company has entered into three year employment agreements with Ronald E. Scherer, David B. Thompson, and Eugene J. Alfonsi, pursuant to which they are to receive annual salaries in the following respective amounts:
$491,000, $224,000 and $195,000.

DEFERRED COMPENSATION AGREEMENT
-------------------------------

         As part of the acquisition terms with Stoll, the Company has assumed a deferred compensation agreement with Richard Stoll, Sr., who has been elected to the Company's board of directors. Under the agreement, Stoll will to pay Mr. Stoll the sum of $250,000 per year for a period of five years and $100,000 per year for a period of seven years thereafter.

COMPENSATION OF DIRECTORS
-------------------------

         The Company has a policy which provides that each outside director of the Company will receive the sum of $3,000 for each meeting of the Board of Directors attended by such director and $2,000 for each Committee Meeting attended by such director; the Company also plans to provide outside directors stock options in connection with such meetings, but has not issued any stock options to date. The Company does pay reasonable out-of-pocket expenses incurred in the attendance of meetings of the Board of Directors for all directors.

CONFLICTS OF INTEREST AND RELATED PARTY TRANSACTIONS
----------------------------------------------------

         There are various conflicts of interest and related party transactions in connection with the acquisitions and from other contractual arrangements.

CONSULTING AGREEMENT WITH FORMER DIRECTOR
-----------------------------------------

On June 27, 1994, the Company and Yankee entered into a consulting agreement with Charles Pastorino, a former officer of Yankee and former director of the Company. The consulting agreement is for a term of eight years expiring in 2002. During the first two years, the consultant was paid $4,000 per month. During years three through five, the consultant is to be paid $5,000 per month. During years six through eight, the consultant is to be paid $8,500 per year. The aggregate amount paid during 1997 was $60,000.

YANKEE AGREEMENTS WITH MDI, LP
------------------------------

         On May 24, 1993, the Company's wholly owned subsidiary, Yankee, re-acquired the net operating assets of Yankee from MDI, LP, a limited partnership in which Yankee and Magazine Distributors, Inc. ("MDI") were partners. MDI held more than 5% of the outstanding shares of Common Stock of the Company. As part of this acquisition, the Company, Yankee, OPD and Northern entered into non-competition agreements with MDI and with Robert B. Cohen, James
S. Cohen, and Michael Cohen, the majority shareholders of MDI, pursuant to which MDI and the Cohens agreed not to compete for a period of ten years within a specified Yankee distribution area. During the first five years of the agreements, MDI and the Cohens were to receive compensation equal to an aggregate of 2% of Yankee's agency net sales, payable 1% in cash and 1% in Common Stock of the Company valued at $1.00 per share for this purpose. During the last five years of the agreements, MDI and the Cohens were to receive compensation equal to

1% of Yankee's agency net sales, payable in cash. The compensation was $767,000 in 1997 and $538,000 in 1996 (one-half paid in cash and one-half paid in shares).

         As part of the sale of the operating assets of Yankee, all of the prior non-competition and consulting agreements were terminated, effective January 12, 1998.

EMPLOYMENT AGREEMENTS
---------------------

         In connection with the acquisition transactions, the Company entered into employment agreements with three officers and directors, Ronald E. Scherer, David B. Thompson and Eugene J. Alfonsi, for a term of three years each. Each of these individuals previously had served the Company as an officer and director without compensation for the four years preceding the employment contracts.

         The Stock Exchange Agreement with Scherer Companies required, as a condition to closing, that the Company enter into employment agreements with four individuals, one of who is Ronald E. Scherer, Jr., the son of Ronald E. Scherer. The employment agreement is for a term of three years, and provides for an annual salary of $60,000.

         The Stock Exchange Agreement with Stoll required, as a condition to closing, that the Company enter into employment agreements with three individuals, one of whom was Richard Stoll, Jr., who is a significant shareholder of the Company and who is the son of Richard Stoll, Sr. and the brother of Nancy Stoll Lyman, both of whom have been elected to the board of directors. Mr. Stoll's employment agreement is for a term of three years and provides for an annual salary of $160,000, along with potential bonuses upon the achievement of certain objectives.

         The Stock Exchange Agreement with Michiana required, as a condition to closing, that the Company enter into employment agreements with three individuals. In accordance with the terms of the Michiana Exchange Agreement, the Company agreed that, following the acquisition of Michiana, it would enter into employment agreements with certain employees of Michiana, one of whom is Thaddeus A. Majerek, a director of the Company, another of whom is David W. Majerek, the brother of Thaddeus A. Majerek, and another of whom is Michael Gilbert, the brother-in-law of Thaddeus A. Majerek. The employment agreements are for three year terms; Thaddeus A. Majerek is to receive an annual salary of $160,000, David W. Majerek is to receive an annual salary of $60,000, and Michael Gilbert is to receive an annual salary of $100,000.

         Klein is managed by Klein Management Company, which is an independent company owned by director George R. Klein, and which was not acquired by the Company. For the fiscal year ended December 31, 1995, Klein paid $990,000 for management services. For the 1996 period through August 23, 1996, Klein paid approximately $650,000 for management services. For the 1997 period through September of 1997, Klein paid approximately $527,000 for management services. At the closing, the Company entered into a new management agreement with the Klein Management Company pursuant to which Klein Management Company will provide the services of George R. Klein to the Company for a term of three years in exchange for an annual management fee of $159,000, plus the reimbursement of employee benefits.

COMMON OWNERSHIP AND MANAGEMENT
-------------------------------

         The acquisitions of the Scherer Affiliates involved transactions between related parties, because substantially the same management operated the Scherer Affiliates and the Company, and because Ronald E. Scherer, the principal shareholder of the Company, was also, either directly or through family trusts, the principal shareholder of each of the Scherer Affiliates. The Company took a number of steps to help assure itself that the acquisitions involving the Scherer Affiliates were on an arm's length basis and no more favorable to the Scherer Affiliates than were the transactions with independent unrelated parties: (1) the acquisition agreements were on substantially the same terms as the acquisition agreements with Stoll, Michiana, and Klein, independent parties; (2) the Company used a standard in establishing the purchase price which was used in connection with other acquisitions in the periodical industry of which the Company is aware and which was also used in connection with the Stoll, Michiana and Klein acquisitions (except that Wholesaler's and Scherer Companies' price was based upon fair market value); (3) the acquisition agreements provided for an independent audit of the financial statements of the acquired companies by the Company's independent auditors and adjustments of the purchase prices based upon the results of the audits; (4) the acquisitions involving the Scherer Affiliates were reviewed and approved by an independent committee appointed by the Board of Directors, consisting of Thaddeus A. Majerek, a board member not then employed by the Company; and (5) the Company received a fairness opinion from the Corporate Finance Department of the First National Bank of Boston that stated, from a financial point of view, the consideration to be paid by the Company for Michiana, Stoll, Klein, OPD, Northern, MacGregor and Scherer Companies, was fair to the shareholders of the Company. Additionally, Mr. Scherer abstained from all voting of the Board of Directors with respect to the acquisitions of the Scherer Affiliates.

BENEFICIAL OWNERSHIP OF MICHIANA STOCK
--------------------------------------

         Thaddeus A. Majerek, a director of the Company, is an officer, director and a beneficiary of a trust, which owned stock of Michiana. Accordingly, he was not disinterested with respect to the Michiana acquisition. Although Mr. Majerek engaged in negotiations with the Company with respect to its acquisition of Michiana, he did not participate in the deliberations of the Board of Directors of the Company with respect to the acquisition and abstained in all voting by the Board of Directors of the Company related thereto. Mr. Majerek was appointed to act as the member of an independent committee of the Board of Directors of the Company to consider the exchange agreements with the Scherer Affiliates. He was selected to serve in this capacity because, at the time, he was an outside director not employed by the Company or any of its subsidiaries.

ESCROW CLOSING
--------------

         On February 9, 1998, when the closing escrow terminated, the Company completed the acquisition of the stock of Michiana. See Item 1. In such acquisition, Thaddeus A. Majerek, a director of the Company, received 54,133 shares of Common Stock, $332,500 principal amount of 8% Senior Debentures of the Company due 2002, and $221,754 principal amount of 10% Subordinated Debentures of the Company due 2004 in exchange for his shares of common stock of Michiana exchanged in such transaction.

         On February 9, 1998, when the closing escrow terminated, the Company completed the acquisition of the stock of Stoll. In such acquisition, Nancy Stoll Lyman, a director of the Company, received 153,350 shares of Common Stock, $1,226,696 principal amount of 8% Senior Debentures of the Company due 2002, and $662,135 principal amount of 10% Subordinated Debentures of the Company due 2004 in exchange for her shares of stock of Stoll exchanged in such transaction. Additionally in such acquisition, Richard H. Stoll, Sr., a director and more than 5% shareholder of the Company, received 421,750 shares of Common Stock, $3,360,000 principal amount of 8% Senior Debentures of the Company due 2002, and $1,821,053 principal amount of 10% Subordinated Debentures of the Company due 2004 in exchange for his shares of common stock of Stoll exchanged in such transaction.

         On February 9, 1998, when the closing escrow terminated, the Company completed the merger of OPD into the Company, the acquisition of certain assets of Northern, the acquisition of the stock of Scherer Companies and the acquisition of certain assets of Wholesalers. See Item 1. In such transactions, Ronald E. Scherer, Chairman of the Board and Chief Executive Officer of the Company and more than 5% shareholder of the Company, received 23,451 shares of Common Stock, $30,994 principal amount of 8% Senior Debentures of the Company due 2002, and $277,886 principal amount of 10% Subordinated Debentures of the Company due 2004 in exchange for his shares of common stock of Scherer Companies. Mr. Scherer also indirectly controls, through his ownership interest in Northern and Wholesalers, 196,964 shares of

Common Stock, $1,730,183 principal amount of 8% Senior Debentures of the Company due 2002, and $779,085 principal amount of 10% Subordinated Debentures of the Company due 2004, which Northern and Wholesalers received, in the aggregate, in exchange for assets. Additionally, two Scherer family trusts beneficially owned by Ronald E. Scherer and Linda (Hayner) Scherer Talbott, who are also beneficiaries, received 1,048,486 shares of Common Stock, $7,330,758 principal amount of 8% Senior Debentures of the Company due 2002, and $75,272 principal amount of 10% Subordinated Debentures of the Company due 2004 in the merger of OPD into the Company.

         On February 9, 1998, when the closing escrow terminated, the Company completed the acquisition of the stock of the Klein Companies. See Item 1. In such acquisitions, George R. Klein, a director and more than 5% shareholder of the Company received 1,169,502 shares of Common Stock, $10,180,001 principal amount of 8% Senior Debentures of the Company due 2002, and $5,498,282 principal amount of the 10% Subordinated Debentures of the Company due 2004 in exchange for his shares of common stock of the Klein Companies exchanged in such transaction.

LEASE OF NORTHERN OFFICE AND WAREHOUSE FACILITIES
-------------------------------------------------

         Upon completion of the acquisition from Northern of the assets related to its wholesale periodical distribution business, the Company entered into a real estate lease with Northern, pursuant to which the Company leased for a three-year term the approximately 17,000 square foot warehouse and distribution facility located in Petoskey, Michigan. The lease is a triple net lease, with the Company paying the cost of all taxes, insurance, utilities and other expenses, and the annual rental amount is $3.00 per square foot. Because the stock of Northern is owned by a trust of which Ronald E. Scherer is a primary beneficiary, he could benefit from the lease arrangement. Management believes that the terms of this lease are no less favorable to it than it could obtain from an independent party in an arms-length transaction.

LEASE OF CORPORATE OFFICE FACILITIES
------------------------------------

         Scherer Companies leased approximately 17,400 square feet of office space for its principal executive offices at 5131 Post Road, Dublin, Ohio, from NRS Equities, Inc., an entity controlled by Ronald E. Scherer. The lease is for a term of 10 years, commencing November 1, 1995. The current rental rate is $14.50 per square foot. Pursuant to its management agreement with the Company, Scherer Companies subleased office and conference facilities in this building to the Company. The Company has assumed this lease.

AMOUNT OWED BY OPD TO PRINCIPAL SHAREHOLDER
-------------------------------------------

         OPD owed $5,000,000, plus accrued interest, to KDR Limited, an Ohio limited liability company ("KDR"), whose owners include R. David Thomas, a principal shareholder of the Company, and R.L. Richards, a director. This debt was evidenced by a promissory note dated July 31, 1992, from OPD to RDT Corp., and subsequently assigned to KDR, in the principal amount of $5,000,000 with interest at the rate of 11.75% per annum (the "Note"). The Note was due on demand. The Note was secured by a pledge from OPD of 5,000,000 shares of Common Stock of the Company owned by OPD.

         KDR exchanged the Note for a new note from UNIMAG. The new note became a $4,500,000 Subordinated Debenture. In consideration for KDR's agreement to the new note, the Company paid KDR accrued interest, made a $500,000 partial payment of the principal of the note, and issued to KDR warrants to purchase an additional 187,657 shares of Common Stock of the Company at $12.00 per share.

         Additionally, the Company nominated R.L. Richards for election to the Company's board of directors. Mr. Thomas purchased from the Company an additional $500,000 of Common Stock of the Company at a purchase price of $15.00 per share.

DEFERRED COMPENSATION AGREEMENT
-------------------------------

         Stoll had entered into a deferred compensation agreement with Richard Stoll, Sr., who was elected to the Company's Board of Directors. Under the agreement, Stoll will pay Mr. Stoll the sum of $250,000 per year for a period of five years and $100,000 per year for a period of seven years thereafter. The Company has assumed this agreement.

STOLL LEASE AGREEMENTS
----------------------

          Stoll leased a 78,000 square foot facility located in Indianapolis, Indiana from Richard Stoll, Sr., a director of the Company, for a monthly rental of $25,000. This lease was on a month-to-month tenancy. As part of the Stoll Exchange Agreement, the Company agreed to lease this facility from Richard Stoll, Sr. for a period of 36 months for a monthly rental of $12,000.

          A trust, which has been established for the benefit of the Stoll family, owns several parcels of real property which are leased to Stoll. The terms of the only significant lease are as follows: The Jackson, Michigan facility contains 84,000 square feet and is leased for $300,000 per year. The lease has approximately five years remaining.

TRANSACTIONS WITH HALL OF CARDS AND BOOKS, INC.
-----------------------------------------------

         Some of the principal shareholders of Michiana, including Thaddeus A. Majerek, a director of the Company, were also shareholders of Hall of Cards and Books, Inc. ("HOCAB"), which operates approximately 27 retail stores, including Hallmark stores, paperback stores and newsstands. HOCAB is a principal customer of Michiana for books and magazines. In connection with the closing of the Michiana transaction, The Company and HOCAB entered into a five year exclusive supply agreement pursuant to which The Company is to be the exclusive supplier of magazines, books and other related periodical items to HOCAB, at special prices negotiated in the agreement. These discounts are below the prices charged other retailers, and HOCAB is expected to benefit by an aggregate of approximately $165,000 per year from the extra discount received by it. HOCAB is also indebted to the Company in the amount of $2,012,618 at September 27, 1997. The note bears interest at a rate of 9%. The principal is to be repaid as UNIMAG makes principal payment on the debentures owed to the Majerek family members. Due to the current bank loan agreement terms, it is not anticipated that principal payments on the debentures will begin until the year 2000. The note is secured by a pledge of all of the stock of HOCAB and by a pledge of 2,392,926 shares of the Common Stock of the Company to be received in the Michiana Transaction. In addition, Michiana was guaranteeing payment of all indebtedness of a line of credit to HOCAB by 1st Source Bank. 1st Source Bank agreed to terminate this guaranty upon the consummation of the Company's acquisition of Michiana and the repayment of loan amounts totaling approximately $882,000 at September 27, 1997 to 1st Source Bank. This repayment occurred in February of 1998.

LOANS FROM MAJEREKS
-------------------

         Thaddeus A. Majerek, who is a director of the Company, and his parents, Thaddeus S. Majerek and A. Marie Majerek, had loaned various amounts to Michiana. These loans were assumed by the Company as part of the Michiana transaction. The loans have been transferred to HOCAB as an offset to other debt balances.

LEASE OF MICHIANA WAREHOUSE FACILITY
------------------------------------

         Michiana entered into a lease agreement with a trust established for A. Marie Majerek, the spouse of Thaddeus S. Majerek, to lease a warehouse building containing approximately 46,800 square feet of space located in Niles, Michigan. The lease is for a term of three years, and the rent is $12,000 per month. The Company has assumed this lease as part of the Michiana transaction.

PURCHASE OF MICHIANA REAL PROPERTY
----------------------------------

         Michiana leased a 14,200 square foot distribution facility in Fort Wayne, Indiana from a trust established for A. Marie Majerek. The Company entered into a real estate purchase contract with the trust to purchase this property at a price to be established by an independent appraisal firm acceptable to both the seller and the Company.

GUARANTY OF KLEIN DEBT
----------------------

         The George R. Klein News Company had guaranteed $147,000 of certain debt incurred by Northwest News Company ("Northwest") in connection with Northwest's acquisition of several wholesale periodical distributors. George R. Klein, who was elected a director of the Company, is a 50% owner of Northwest and benefits from the transaction; however, Mr. Klein will reimburse the Company if the guarantee results in a claim against the Company.

LEASES OF FACILITIES
--------------------

         There are a number of facilities that are leased by Klein from George
R. Klein, a director and principal shareholder of the Company, or persons or entities affiliated with him. The George R. Klein News Co. leases a 98,000 square foot warehouse and distribution facility located on 30th Street in Cleveland, Ohio. Central News Company leased a 38,000 square foot warehouse and distribution facility in Akron, Ohio. Newspaper Sales, Inc. leases a 10,000 square foot facility located on Paynes Avenue in Cleveland, Ohio.

         All leases expired on December 31, 1996. The Company entered into a new three year lease with Newspaper Sales, Inc., and a month-to-month lease with a six month termination clause with The George R. Klein News Co. The new lease rates are at a market value, which the Company considers reasonable.


                                     Remainder of Page Intentionally Left Blank.

SHAREHOLDER PROPOSALS
---------------------

         In order for shareholder proposals to be considered at the 1999 Annual Meeting of the Shareholders such proposals must be received by the Company by January 27, 1999.

OTHER BUSINESS
--------------

         The board of directors does not intend to present, and has no knowledge that others will present, any other business at the Meeting. If, however, any other matters are properly brought before the Meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

FORM 10-K AVAILABLE
-------------------

         Copies of the Company's Annual Report on Form 10-K for the fiscal year ended September 27, 1997, as filed with the Securities and Exchange Commission will be sent to any shareholder of the Company without charge upon written request to the Company mailed or delivered to 5131 Post Road, Dublin, Ohio 43017, Attention: Ruth Hunter Smith, Secretary.

COST OF SOLICITATION OF PROXIES
-------------------------------

         The cost of this solicitation will be paid by the Company. In addition to the solicitation of proxies by mail, the Company may solicit proxies personally or by telephone.


                                         By Order of the Board of Directors,

                                         /s/ Ruth Hunter Smith

                                         Ruth Hunter Smith
                                         Secretary

Dublin, Ohio
May 26, 1998

                        PROXY -- UNITED MAGAZINE COMPANY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR ANNUAL MEETING JUNE 11, 1998.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE DESIGNATED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

I do [ ]   do not [ ]   plan to attend the Annual Meeting of Shareholders on
June 11, 1998.

PROPOSAL 1. ELECTION OF DIRECTORS.

[ ] FOR Election of All Nominees Listed Below (except as marked to contrary below)

    Eugene J. Alfonsi George R. Klein Nancy Stoll Lyman Thaddeus A. Majerek Robert H. Monnaville, Jr. William D. Parker R.L. Richards
    Ronald E. Scherer  Richard H. Stoll, Sr.  David B. Thompson

--------------------------------------------------------------------------------
(Instruction:  To withhold authority to vote for any individual nominees(s), write the name of the nominee(s) on the line provided above)

[ ] WITHHOLD Authority to Vote for All Nominees Listed Above

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

                     PLEASE SIGN, DATE AND RETURN THE PROXY
                    CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                       (Continued on Other Side)

(Continued from Other Side)

The undersigned hereby appoints Daniel S. Kaiser, John E. Lewis and Pamela S. Bobson as Proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote as designated, all Common Shares of United Magazine Company held of record by the undersigned on May 1, 1998 at the Annual Meeting of Shareholders to be held on June 11, 1998 or any adjournment thereof.

                                         Dated:___________________________, 1998


                                         ---------------------------------------
                                                      (Signature)

                                         ---------------------------------------
                                                      (Signature)

                                         Please sign exactly as name appears
                                         above. Joint owners should sign exactly
                                         as name appears above. Joint owners
                                         should each sign. When signing as
                                         attorney, executor, administrator,
                                         trustee or guardian, please give full
                                         title. If a partnership or corporation,
                                         please sign in entity's name by
                                         authorized person.